UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California		90010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2010, Broadway Financial Corporation (the “Company”) received a letter from the Nasdaq Listing Qualifications Department stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires that Nasdaq listed companies file their required periodic financial reports with the Securities and Exchange Commission (the “SEC”) on a timely basis. As previously reported in filings made by the Company with the SEC on Form 12b-25 on March 31, 2010 and April 15, 2010, the Company has not to date been able to complete its financial statements as of and for the year ended December 31, 2009, and therefore has not been able to complete preparation of its 2009 Annual Report on Form 10-K, due to the fact that the Company has not received the final conclusions of the Office of Thrift Supervision (the “OTS”) with respect to its regular examination of the Bank that commenced in January 2010.

Under the Listing Rules of the Nasdaq Small-Cap Market, the Company must submit a plan to Nasdaq within 60 calendar days from the date of its receipt of the Nasdaq letter for coming into compliance with Listing Rule 5250(c)(1). If Nasdaq accepts the plan, the Listing Rules further provide that Nasdaq may grant an exception to the Company of up to 180 calendar days from the original due date of the Company’s Form 10-K, which would be until October 12, 2010, to regain compliance with Listing Rule 5250(c)(1) by filing its complete Form 10-K. The Company intends to complete and file its Form 10-K promptly after it receives the results of the OTS examination. The OTS has not informed the Company, however, of the date when it will provide its examination results to the Company.

Item 8.01	Other Events.

On April 22, 2010, the Company issued a press release announcing the receipt of the Nasdaq deficiency letter described above under “Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

99.1	Press release dated April 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: April 22, 2010	By	/S/ SAMUEL SARPONG
Samuel Sarpong
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated April 22, 2010